                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): June 27, 1999




                                THERMATRIX INC.
              (Exact Name of Registrant as Specified in Charter)


           Delaware                       0-20819                 94-2958515
           --------                       -------                 ----------
(State or Other Jurisdiction        (Commission File           (I.R.S. Employer
       of Incorporation)                 Number)            Identification No.)


                              2025 Gateway Place
                                   Suite 132
                        San Jose, California 95110-1005
         (Address of principal executive offices, including zip code)

                                (408) 453-0490
             (Registrant's telephone number, including area code)

Item 5.   OTHER EVENTS

     On July 8, 1999, Thermatrix Inc. (the "Registrant") announced that it had sold and issued 6,000 shares of Series E 8% Convertible Preferred Stock (the "Series E Stock") at a purchase price of $10,000 per share in the aggregate amount of $6,000,000 to certain investors (the "Investors"). The Series E Stock is convertible into Common Stock of the Registrant on certain terms and at a conversion price to be determined at the time of conversion in accordance with the Registrant's Certificate of Designation. The issuance of the Series E Stock was made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), provided by Section 4(2) thereof.

     Under the Certificate of Designation, the Series E Stock is payable in cash, or at the option of an Investor, converted into shares of the common stock of the Registrant based upon a conversion price of $5.00 per share, or, if lower, 85% of the arithmetic mean of the 15 lowest closing bid prices during the 30 trading days preceding such date of conversion. Fifty percent of the Series E Stock may be converted after November 27, 1999 and remaining Series E Stock may be converted after January 26, 2000. The Registrant has the right to redeem the Series E Stock at any time for 130% of the original purchase price. The Series E Stock bears a dividend of 8% payable in kind. Under the Common Stock Purchase Warrant dated June 30, 1999 between the Registrant and each of the Investors, the Registrant sold warrants to purchase common stock equivalent to 35,000 shares of common stock per $1,000,000 of Series E Stock purchased (the "Warrants"). The Warrants may be exercised at $5.31 per share prior to June 30, 2002.

     The Registrant has agreed to file a registration statement on Form S-3 for the resale of the shares of common stock issuable on conversion of the Series E Stock and upon exercise of the Warrants.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

4.1(a) Securities Purchase Agreement dated June 30, 1999, by and between the Registrant and The Shaar Fund Ltd.

4.1(b) Securities Purchase Agreement dated June 30, 1999 by and between Registrant and Technology Funding Venture Partners III, L.P.

4.1(c) Securities Purchase Agreement dated June 30, 1999 by and between Registrant and CIBC WMV Inc.

4.2(a) Registration Rights Agreement dated June 30, 1999, by and between the Registrant and The Shaar Fund.

4.2(b) Registration Rights Agreement dated June 30, 1999, by and between the Registrant and Technology Funding Venture Partners III, L.P.

4.2(c) Registration Rights Agreement dated June 30, 1999, by and between the Registrant and CIBC WMV Inc.

4.3 Certificate of Designation, Preferences and Rights of Series E 8% Convertible Preferred Stock of Thermatrix Inc. filed with the Office of the Secretary of State of the State of Delaware on July 1, 1999.

4.4(a) Common Stock Purchase Warrant dated June 30, 1999 by and between Registrant and The Shaar Fund Ltd.

4.4(b) Common Stock Purchase Warrant dated June 30, 1999 by and between Registrant and Technology Funding Venture Partners III, L.P.

4.4(c) Common Stock Purchase Warrant dated June 30, 1999 by and between Registrant and CIBC WBV Inc.

99.1 Press Release, issued July 8, 1999, announcing the closing of the sale of shares of Series E Convertible Preferred Stock of the Registrant pursuant to the Securities Purchase Agreement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THERMATRIX INC.

Dated: August 27, 1999             By: /s/ Daniel S. Tedone
                                       --------------------
                                       Daniel S. Tedone, Senior
                                       Vice President and Chief Financial
                                       Officer